EXHIBIT 99.1

Shutterstock Reports First Quarter 2017 Financial Results

First Quarter 2017 highlights as compared to First Quarter 2016:

Financial Highlights

•	Revenue increased 12% to $130.2 million

•	Income from operations decreased 5% to $10.3 million

•	Net income increased 8% to $6.6 million

•	Adjusted EBITDA decreased 3% to $23.2 million

•	Diluted EPS increased 12% to $0.19 per share

Key Operating Metrics

•	Paid downloads increased 6%

•	Revenue per download increased 5%

•	Image collection expanded 63% to 132.0 million images

•	Video collection expanded 64% to 6.9 million clips

New York - May 3, 2017 - Shutterstock, Inc. (NYSE: SSTK), a leading global provider of imagery and music, today announced financial results for the first quarter ended March 31, 2017.

Founder and CEO Jon Oringer said, "We had a solid start to the year. On a constant currency basis, we grew revenue 14% and Adjusted EBITDA increased 4%. We also grew our customer base by 13% and increased paid downloads by 6%. These strong metrics are the result of the work we are doing to transition Shutterstock from a stock image marketplace to a broader platform that provides individuals and enterprises with the various content types and tools needed to collaboratively design, build and distribute their creative projects.

We are confident that as we continue to develop and broaden our solution set, acquire more and different asset types, offer localized services to our increasingly global customer base and build an organizational framework that enables us to more quickly respond to customer demand and market dynamics, we will further differentiate our business from the competition and create significant value for our customers, contributors, employees and shareholders."

FIRST QUARTER RESULTS

Revenue
Revenue of $130.2 million for the first quarter of 2017 increased $13.6 million or 12%, as compared to the first quarter of 2016, primarily due to a 6% increase in the number of paid downloads. This increase is attributable to customer acquisition through our e-commerce platform, as well as our continued expansion in enterprise sales. We also had a 5% increase in revenue per download. The negative impact of foreign currency movements versus the U.S. dollar partially offset this growth. Excluding the impact of foreign currency movements, revenue growth was approximately 14% in the first quarter of 2017.

Income from Operations
Income from operations of $10.3 million for the first quarter of 2017 decreased $0.5 million or 5%, as compared to the first quarter of 2016, driven by an increase in operating expenses primarily from higher royalty costs associated with the increase in paid downloads and an increase in sales and marketing expenses year-over-year.

Net Income
Net income of $6.6 million, or $0.19 per diluted share, for the first quarter of 2017 increased $0.5 million as compared with $6.1 million, or $0.17 per diluted share, in the first quarter of 2016 primarily due to the improved operating performance, lower effective tax rate and a decrease in non-cash equity based compensation expense.

Adjusted EBITDA
Adjusted EBITDA of $23.2 million for the first quarter of 2017 decreased $0.8 million or 3%, as compared to the first quarter of 2016 driven primarily by increased sales and marketing expenses as a percent of revenue. Adjusted EBITDA is defined as net income adjusted for foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals, and non-cash equity-based compensation.

Adjusted Net Income
Adjusted net income, which excludes the impact of non-cash equity-based compensation, amortization of acquisition-related intangible assets, changes in fair value of contingent consideration related to acquisitions and the estimated tax impact of such adjustments was $11.0 million, or $0.31 per diluted share, for the first quarter of 2017 as compared to $13.1 million or $0.36 per diluted share, in the first quarter of 2016.

LIQUIDITY

The Company’s cash, cash equivalents and short term investments decreased by $28.9 million to $250.3 million at March 31, 2017 as compared with $279.2 million at December 31, 2016. This decrease reflects approximately $25.0 million of cash used to repurchase shares of the Company’s outstanding common stock, cash used for capital expenditures of $13.5 million and a payment of contingent consideration of $10.0 million related to the 2015 acquisition of PremiumBeat, which were partially offset by cash generated from operations.

Free cash flow was $3.0 million in the first quarter of 2017, a decrease of $10.1 million from the first quarter of 2016. This decline is primarily related to an increase in capital expenditures of $5.7 million, which was primarily related to software development and enhancements to our information infrastructure during the period, and the payment of contingent consideration related to the 2015 acquisition of PremiumBeat. Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.

STOCK REPURCHASE PROGRAM

During the first quarter of 2017, the Company repurchased approximately 449,000 shares of its stock at an average per-share price of $50.04, pursuant to its existing stock repurchase program. Through March 31, 2017, the Company has repurchased 2.6 million shares of its stock for a total of $100.0 million under the stock repurchase program at an average per-share price of $39.09. In February 2017, the Company’s Board of Directors approved an increase to the stock repurchase program, pursuant to which the Company is authorized to purchase an additional $100 million, and as of March 31, 2017 there was $100.0 million available for purchases under these authorizations.

The stock repurchase program, which commenced in November 2015, authorizes management to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any future share repurchases will be determined by the Company’s management based on its evaluation of market conditions and other factors. The repurchase program may be modified, suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended March 31,
	2017	2016
	(in millions, except revenue per download)
Number of paid downloads	43.5	41.2
Revenue per download (1)	$2.91	$2.77
Content in our collection (end of period)(2):
Images	132.0	81.0
Videos	6.9	4.2
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Represents images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.

FINANCIAL OUTLOOK

The Company’s current expectations for the full year 2017 are as follows:

•	Revenue of $545-560 million

•	Income from Operations of $47-52 million

•	Adjusted EBITDA of $105-110 million

•	Non-cash equity-based compensation expense of approximately $30 million

•	Effective tax rate in mid-30’s%

•	Capital Expenditures of approximately $45 million, including Capitalized Labor of approximately $20 million

NON-GAAP FINANCIAL MEASURES

Shutterstock defines adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; adjusted net income as net income excluding the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and changes in the fair value of contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for both periods; adjusted EBITDA margin (expressed as a percentage) as the ratio of adjusted EBITDA to revenue; adjusted EBITDA growth on a constant currency basis (expressed as a percentage) as the increase in current period adjusted EBITDA over prior period adjusted EBITDA, utilizing fixed exchange rates for translating foreign currency revenues and expenses for both periods; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with United States generally accepted accounting principles (GAAP) and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. In addition, adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA growth on a constant currency basis and free cash flow should not be construed as indicators of our operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that they fail to address. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Shutterstock’s management uses the non-GAAP financial measures adjusted EBITDA, adjusted EBITDA margin, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA growth on a constant currency basis and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to, among other things: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management's internal comparisons of the historical operating performance of its business operations; (iii) facilitate management's external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

Management believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, revenue growth on a constant currency basis and adjusted EBITDA growth on a constant currency basis are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA and adjusted net income provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance and, with respect to revenue growth and adjusted EBITDA growth on a constant currency basis, provides useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s business. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.

A reconciliation of the differences between adjusted EBITDA, adjusted net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance, as the impact of net non-operating foreign currency exchange gains or losses which are excluded from adjusted EBITDA is inherently uncertain and difficult to estimate and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

EARNINGS TELECONFERENCE INFORMATION

The Company will discuss its first quarter financial results during a teleconference today, May 3, 2017, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (615) 247-0239 with the conference ID# 3881051.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.

Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until May 10, 2017 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 3881051.

Additional investor information can be accessed at http://investor.shutterstock.com.

ABOUT SHUTTERSTOCK

Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 190,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 125 million images and more than 7 million video clips available.

Headquartered in New York City, with offices in Amsterdam, Berlin, Chicago, Dallas, Denver, London, Los Angeles, Montreal, Paris, San Francisco, and Silicon Valley, Shutterstock has customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media agency; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world's media; and Webdam, a cloud-based digital asset management service for businesses.

For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

SAFE HARBOR PROVISION

Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s ability to deliver sustained financial growth, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; unforeseen costs related to infringement claims, indemnification claims and the inability to prevent misuse of our digital content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increased laws related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; general economic and political conditions worldwide; our ability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Shutterstock is providing the information in this press release as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Media Contact:	Investor Contact:
Siobhan Aalders	Josh Hochberg
917 563 4991	212.446.1892
press@shutterstock.com	jhochberg@sloanpr.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue	$130,224	$116,652

Operating expenses:
Cost of revenue	52,411	48,063
Sales and marketing	32,503	27,088
Product development	11,044	11,225
General and administrative	23,963	19,454
Total operating expenses	119,921	105,830
Income from operations	10,303	10,822
Other income (expense), net	455	(12)
Income before income taxes	10,758	10,810
Provision for income taxes	4,155	4,677
Net income available to common stockholders	$6,603	$6,133

Net income per common share available to common stockholders:
Basic	$0.19	$0.17
Diluted	$0.19	$0.17

Weighted average common shares outstanding:
Basic	34,597	35,375
Diluted	35,595	36,099

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(Unaudited)

	March 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$195,395	$224,190
Short-term investments	54,901	54,972
Accounts receivable, net	37,962	38,107
Prepaid expenses and other current assets	28,047	22,569
Total current assets	316,305	339,838
Property and equipment, net	63,878	56,101
Intangibles assets, net	29,930	30,157
Goodwill	49,689	49,271
Deferred tax assets, net	21,772	23,013
Other assets	4,986	3,398
Total assets	$486,560	$501,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,699	$7,305
Accrued expenses	32,569	41,106
Contributor royalties payable	23,759	20,473
Deferred revenue	126,812	122,235
Other liabilities	1,298	12,378
Total current liabilities	196,137	203,497
Deferred tax liability, net	2,023	2,147
Other non-current liabilities	12,479	9,438
Total liabilities	210,639	215,082
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 37,110 and 36,926 shares issued and 34,551 and 34,816 shares outstanding as of March 31, 2017 and December 31, 2016, respectively	371	369
Treasury stock, at cost; 2,559 and 2,110 shares as of March 31, 2017 and December 31, 2016, respectively	(100,027)	(77,567)
Additional paid-in capital	255,408	251,890
Accumulated other comprehensive loss	(14,846)	(17,061)
Retained earnings	135,015	129,065
Total stockholders’ equity	275,921	286,696
Total liabilities and stockholders’ equity	$486,560	$501,778

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
The following information is not a financial measure under United States generally accepted accounting principles (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as one measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

	Three Months Ended March 31,
	2017	2016
Net Income	$6,603	$6,133
Add:
Depreciation and amortization	6,956	4,204
Non-cash equity-based compensation	5,956	7,353
Other adjustments, net (1)	(455)	1,663
Provision for income taxes	4,155	4,677
Adjusted EBITDA(2)	$23,215	$24,030

	Three Months Ended March 31,
	2017	2016
Net income	$6,603	$6,133
Add/(less):
Non-cash equity-based compensation	5,956	7,353
Tax effect of non-cash equity-based compensation (3)	(2,190)	(2,587)
Acquisition-related amortization expense	1,022	1,171
Tax effect of acquisition-related amortization expense (3)	(376)	(431)
Change in fair value of contingent consideration	—	2,365
Tax effect of change in fair value of contingent consideration (3)	—	(869)
Adjusted net income	$11,015	$13,135
Adjusted net income per diluted common share	$0.31	$0.36

Weighted average diluted shares	35,595	36,099

	Three Months Ended March 31,
	2017	2016
Net cash provided by operating activities	$17,185	$21,467
Capital expenditures	(13,466)	(7,790)
Content acquisition	(753)	(628)
Free cash flow	$2,966	$13,049

_______________________________________________________________________________________________________________________
(1)  Included in other adjustments, net is foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, and interest income and expense.
(2)  Earnings/(loss) before foreign currency transaction gains and losses, changes in fair value of contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation.
(3) Estimated tax effect of adjusted net income adjustments reflects the consolidated blended tax rate as applied to the taxable portion of the adjustment.

Shutterstock, Inc.
Supplemental Financial Data
(Unaudited)

Historical Operating Metrics

	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	9/30/15	6/30/15	3/31/15
	(in millions, except revenue per download)
Number of paid downloads	43.5	42.1	41.2	43.4	41.2	39.8	38.1	35.9	33.4
Revenue per download (1)	$2.91	$3.02	$2.91	$2.81	$2.77	$2.86	$2.76	$2.85	$2.87
Content in collection (end of period) (2)
Images	132.0	116.2	102.7	92.1	81.0	71.4	63.7	57.2	51.6
Videos	6.9	6.2	5.4	4.9	4.2	3.7	3.3	3.0	2.6

_______________________________________________________________________________________________________________________
(1) Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.